UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2011 (September 22, 2011)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The Registrant’s wholly-owned subsidiary, Anchor Funding Services, LLC, effective as of November 30, 2009, had entered into a $7 million senior Accounts Receivable (A/R) Credit Facility with Greystone Commercial Services L.P. with a maximum amount of up to $9 million with lender approval.  This funding facility is based upon Anchor's submission and approval of eligible accounts receivable. On September 22, 2011, Anchor gave notice to Greystone that it was electing not to renew the facility when it expires at the end of its current term on November 30, 2011. Anchor’s decision to terminate the Greystone facility is due to management’s belief that a new credit facility, which is currently pending legal review with a new lender, will be entered into at a lower cost of funds. In addition, Anchor had to provide Greystone with at least 60 days notice to prevent the Greystone facility from renewing and to allow Anchor to pursue a new credit facility with another lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

October 4, 2011	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer